                                                                    Exhibit 99.1

                                                                   PRESS RELEASE

(REMINGTON OIL AND GAS CORPORATION LOGO)

                                                          FOR IMMEDIATE RELEASE

                                                    CONTACT:  STEVEN J. CRAIG
                                                              SR. VICE PRESIDENT
                                                              (214) 210-2675


              REMINGTON OIL AND GAS CORPORATION ANNOUNCES FINANCIAL
                     RESULTS FOR THE SECOND QUARTER OF 2003

Dallas, TX, July 31, 2003 - Remington Oil and Gas Corporation (NYSE: REM) announced the following second quarter and year to date total revenues and earnings:

                                               Three Months Ended                 Six Months Ended
                                                    June 30,                          June 30,
                                           ---------------------------       ---------------------------
                                              2003             2002             2003             2002
                                           ----------       ----------       ----------       ----------
                                                        (In thousands, except per share data)
                                           -------------------------------------------------------------
TOTAL REVENUES                                 46,003           31,700           88,340           51,117
NET INCOME                                     12,264            6,252           23,951            6,509
BASIC INCOME PER SHARE                           0.46             0.24             0.91             0.27
DILUTED INCOME PER SHARE                         0.44             0.22             0.86             0.25
NET CASH FLOW PROVIDED BY OPERATIONS           38,212           26,663           63,216           29,660
PRODUCTION MCFE                                 8,537            7,574           15,592           14,537

Net income for the second quarter of 2003 increased by $6.0 million, or 96%, to $12.3 million, or $0.46 basic income per share and $0.44 diluted income per share compared to second quarter of 2002. Net income for the first six months of 2003 increased by $17.4 million, or 268%, to $24.0 million or $0.91 basic income per share and $0.86 diluted income per share compared to the first six months of 2002. Net income in 2003 increased primarily due to increased production and commodity prices partially offset by higher exploration expenses and higher operating costs due to new producing properties.

Net cash flow provided by operations increased by $11.5 million to $38.2 million during the second quarter and by $33.6 million to $63.2 million for the first half of 2003 compared to the same periods in the prior year. Net cash flow provided by operations before changes in working capital for the second quarter of 2003 increased by $16.8 million, or 80%, compared to the second quarter of 2002. Net cash flow provided by operations before changes in working capital for the first six months of 2003 increased by $38.5 million, or 110%, compared to the first six months of 2002. The following table reconciles net cash flow provided by operations to net cash flow provided by operations before changes in working capital accounts.


                                     -more-

                                                      THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                           JUNE 30,                           JUNE 30,
                                                 ----------------------------        ---------------------------
                                                    2003              2002              2003             2002
                                                 ----------        ----------        ----------       ----------
                                                                          (IN THOUSANDS)
                                                 ---------------------------------------------------------------
Net cash flow provided by operations                 38,212            26,663            63,216           29,660
Net changes in working capital accounts *              (430)           (5,692)           10,235            5,268
                                                 ----------        ----------        ----------       ----------
Net cash flow provided by operations
before changes in working capital accounts           37,782            20,971            73,451           34,928
                                                 ==========        ==========        ==========       ==========

* Includes the increases or decreases in accounts receivable, prepaid expenses and other current assets, and accounts payable and accrued liabilities.

Total production increased by 1.0 Bcfe, or 13%, to 8.5 Bcfe during the second quarter of 2003. Total production for the first half of 2003 increased by 1.1 Bcfe, or 7%, to 15.6 Bcfe. The increase is primarily the result of production from new properties in the Gulf of Mexico. Average oil prices increased by 13% to $28.15 per barrel during the second quarter of 2003 and increased by 35% to $30.09 per barrel during the first six months of 2003. Average gas prices increased by 71% to $5.67 per Mcf during the second quarter of 2003 and increased by 102% to $5.97 per Mcf during the first six months of 2003.

Operating costs (which include direct operating expenses, transportation, severance taxes, and delay rentals) for the three-month periods were $5.3 million ($0.62/Mcfe) during 2003 versus $4.5 million ($0.59/Mcfe) during 2002. For the six-month periods operating costs were $9.7 million ($0.62 per Mcfe) during 2003 and $7.7 million ($0.53 per Mcfe) in 2002. Operating costs increased primarily due to new operated properties. In addition, increases in delay rental expense for unproved properties, insurance rates, and repairs expense on existing properties increased operating costs and expenses.

Exploration expense increased by $1.4 million during the second quarter of 2003 and by $4.8 million during the first six months of 2003 primarily because of increased dry hole expense. Dry hole expense for 2003 includes 6 wells in the Gulf of Mexico, one well in Mississippi and one well in South Texas for a total cost of $12.3 million compared to $8.3 million dry hole expense in 2002. During the second quarter of 2003 dry hole expense totaled $5.8 million compared to $4.3 million during the second quarter of 2002.

Depreciation, depletion, and amortization expense increased from $10.3 million ($1.35 per Mcfe) during the second quarter of 2002 to $12.8 million ($1.50 per Mcfe) during the second quarter of 2003 and from $19.8 million ($1.36 per Mcfe) during the first six months of 2002 to $23.5 million ($1.51 per Mcfe) during the first six months of 2003. The increase in the rate is the result of the increase in production from properties with higher property costs per Mcfe.

General and administrative expenses have increased slightly due to employee related expense, but have remained at $0.26 per Mcfe for the three months ended June 30, 2003 and 2002 and at $0.25 per Mcfe for the six months ended June 30, 2003 and 2002. Included in general and administrative expenses is non-cash stock based compensation expense which is $0.04 and $0.05 per Mcfe during the three months ended June 30, 2003 and 2002, respectively and $0.05 and $0.06 per Mcfe for the six months ended June 30, 2003 and 2002, respectively.

                                     -more-

Interest and financing expenses increased slightly during the second quarter of 2003 compared to the second quarter of 2002, but decreased by 31% because of lower average bank debt during the first six months of 2003 compared to 2002. On a per Mcfe basis interest and financing costs are unchanged at $0.06 per Mcfe during the second quarters of 2003 and 2002, and are 36% lower in the first six months of 2003 compared to the same period in 2002.

In this report we have combined into one line item of general and administrative expense what we previously reported separately as stock based compensation and other general and administrative expenses. Further, in previous reports, production taxes were treated as a reduction in revenue. In this report production taxes have been reclassified to operating expenses for all periods presented.

James A. Watt, President and Chief Executive Officer said, "Our excellent financial results for the quarter were driven by increased production volumes and higher commodity prices. On a Mcfe basis our costs were within guidance provided to the marketplace. We intend to maintain our high activity level for the remainder of the year investing our cash flow in new opportunities for our shareholders."

Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.

Statements concerning future revenues and expenses, results of exploration, exploitation, development and acquisition expenditures, and reserve levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production, administrative and interest costs that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference.

                                      # # #

                        REMINGTON OIL AND GAS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                        June 30,          December 31,
 ASSETS                                                                                   2003                2002
                                                                                      ------------        ------------
                                                                                                (Unaudited)
    CURRENT ASSETS
     Cash and cash equivalents                                                        $     14,829        $     14,929
     Accounts receivable                                                                    38,773              32,555
     Prepaid expenses and other current assets                                               7,644               4,978
                                                                                      ------------        ------------
    TOTAL CURRENT ASSETS                                                                    61,246              52,462
                                                                                      ------------        ------------
    PROPERTIES
     Oil and natural gas properties (successful-efforts method)                            571,918             510,921
     Other properties                                                                        3,253               3,182
     Accumulated depreciation, depletion and amortization                                 (299,339)           (279,722)
                                                                                      ------------        ------------
    TOTAL PROPERTIES                                                                       275,832             234,381
                                                                                      ------------        ------------
    OTHER ASSETS                                                                             2,405               2,150
                                                                                      ------------        ------------
 TOTAL ASSETS                                                                         $    339,483        $    288,993
                                                                                      ============        ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES
       Accounts payable and accrued liabilities                                       $     46,250        $     47,523
       Short-term notes payable and current portion of other long-term payables              2,332               1,715
                                                                                      ------------        ------------
    TOTAL CURRENT LIABILITIES                                                               48,582              49,238
                                                                                      ------------        ------------
    LONG-TERM LIABILITIES
       Notes payable                                                                        37,400              37,400
       Other long-term payables                                                                765               1,503
       Asset retirement obligation                                                          13,127                  --
       Deferred income tax liability                                                        18,992               7,192
                                                                                      ------------        ------------
    TOTAL LONG-TERM LIABILITIES                                                             70,284              46,095
                                                                                      ------------        ------------
     TOTAL LIABILITIES                                                                     118,866              95,333
                                                                                      ------------        ------------
    Commitments and contingencies
    STOCKHOLDERS' EQUITY
       Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares
          outstanding                                                                           --                  --
       Common stock, $.01 par value, 100,000,000 shares authorized,
        26,868,417 shares issued and 26,742,672 shares outstanding in 2003,
        26,327,195 shares issued and 26,236,459 shares outstanding in 2002                     268                 263
       Additional paid-in capital                                                          120,576             115,827
       Restricted common stock                                                               3,505               5,468
       Unearned compensation                                                                (2,323)             (3,192)
       Retained earnings                                                                   100,222              76,271
       Treasury stock                                                                       (1,631)               (977)
                                                                                      ------------        ------------
    TOTAL STOCKHOLDERS' EQUITY                                                             220,617             193,660
                                                                                      ------------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                            $    339,483        $    288,993
                                                                                      ============        ============

                        REMINGTON OIL AND GAS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                                           Three Months Ended                    Six Months Ended
                                                                June 30,                              June 30,
                                                     -------------------------------       -------------------------------
                                                        2003                2002               2003               2002
                                                     ------------       ------------       ------------       ------------
REVENUES
   Oil sales                                         $     12,584       $     11,356       $     26,237       $     18,423
   Gas sales                                               33,196             16,050             61,847             28,357
   Gain on sale of assets                                      --              4,087                 --              4,087
   Other income                                               223                207                256                250
                                                     ------------       ------------       ------------       ------------
TOTAL REVENUES                                             46,003             31,700             88,340             51,117
                                                     ------------       ------------       ------------       ------------
COSTS AND EXPENSES
   Operating                                                5,277              4,465              9,669              7,720
   Exploration                                              6,366              4,958             13,464              8,622
   Depreciation, depletion and amortization                12,792             10,250             23,549             19,818
   General and administrative                               2,214              1,945              3,924              3,650
   Interest and financing                                     485                464                885              1,293
                                                     ------------       ------------       ------------       ------------
TOTAL COSTS AND EXPENSES                                   27,134             22,082             51,491             41,103
                                                     ------------       ------------       ------------       ------------
INCOME BEFORE TAXES                                        18,869              9,618             36,849             10,014
                                                     ------------       ------------       ------------       ------------
   Income tax expense                                       6,605              3,366             12,898              3,505
                                                     ------------       ------------       ------------       ------------
NET INCOME                                           $     12,264       $      6,252       $     23,951       $      6,509
                                                     ============       ============       ============       ============

 BASIC INCOME PER SHARE                              $       0.46       $       0.24       $       0.91       $       0.27
                                                     ============       ============       ============       ============

 DILUTED INCOME PER SHARE                            $       0.44       $       0.22       $       0.86       $       0.25
                                                     ============       ============       ============       ============

 WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)               26,533             25,953             26,436             24,424
                                                     ============       ============       ============       ============

 WEIGHTED AVERAGE SHARES OUTSTANDING (DILUTED)             27,844             27,889             27,910             26,316
                                                     ============       ============       ============       ============

PRODUCTION
   Oil (MBbls)                                                447                457                872                825
   Gas (MMcf)                                               5,855              4,832             10,360              9,587
    Total Production Mcfe                                   8,537              7,574             15,592             14,537

AVERAGE PRICES
   Oil                                               $      28.15       $      24.85       $      30.09       $      22.33
   Gas                                               $       5.67       $       3.32       $       5.97       $       2.96

                        REMINGTON OIL AND GAS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                                                 Six Months Ended
                                                                                     June 30,
                                                                          --------------------------------
                                                                              2003                2002
                                                                          ------------        ------------
CASH FLOW PROVIDED BY OPERATIONS
  NET INCOME                                                              $     23,951        $      6,509
  Adjustments to reconcile net income
    Depreciation, depletion and amortization                                    23,549              19,818
    Deferred income taxes                                                       12,898               3,505
    Amortization of deferred charges                                               116                  94
    Dry hole and impairment costs                                               12,759               8,278
    Cash paid for dismantlement costs                                             (614)                (42)
    Stock based compensation                                                       792                 853
    (Gain) on sale of properties                                                    --              (4,087)
  Changes in working capital
    (Increase) in accounts receivable                                           (6,223)            (10,274)
    (Increase) in prepaid expenses and other current assets                     (2,739)             (1,314)
    (Decrease) increase in accounts payable and accrued liabilities             (1,273)              6,320
                                                                          ------------        ------------
   NET CASH FLOW PROVIDED BY OPERATIONS                                         63,216              29,660
                                                                          ------------        ------------
   CASH FROM INVESTING ACTIVITIES
    Payments for capital expenditures                                          (63,460)            (49,704)
    Proceeds from property sales                                                    --               7,669
                                                                          ------------        ------------
   NET CASH (USED IN) INVESTING ACTIVITIES                                     (63,460)            (42,035)
                                                                          ------------        ------------
   CASH FROM FINANCING ACTIVITIES
    Proceeds from note payable                                                      --               6,600
    Loan origination costs                                                        (293)                 --
    Payments on notes payable and other long-term payables                        (679)            (52,046)
    Common stock issued                                                          1,770              53,925
    Treasury stock acquired                                                       (654)               (977)
                                                                          ------------        ------------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                                       144               7,502
                                                                          ------------        ------------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                       (100)             (4,873)
   Cash and cash equivalents at beginning of period                             14,929              19,377
                                                                          ------------        ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                $     14,829        $     14,504
                                                                          ============        ============